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                                                                   Exhibit 23.1



                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to "The Gradall Company Salaried Employees' Saving and Investment Plan" of our report dated September 10, 2001, except for the note entitled "Bank Credit Lines and Long-term Debt" as to which the date is October 8, 2001, relating to the audited consolidated financial statements of JLG Industries, Inc. included in the Annual Report (Form 10-K) for the year ended July 31, 2001 filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP


Baltimore, Maryland
October 9, 2001